Exhibit (d)(1)

INVESTMENT MANAGEMENT AGREEMENT

AND SERVICE AGREEMENT

THIS AGREEMENT, dated as of September 5, 2013, is entered into by and between Arrowpoint Asset Management, LLC (the “Investment Manager”) and Meridian Fund, Inc., a series investment company (the “Company”).

1.	APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF THE INVESTMENT MANAGER

Subject to the express provision and limitations set forth in the Company’s Articles of Incorporation, Bylaws, Form N-1A Registration Statement under the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, as amended (the “1933 Act”), and prospectus as in use from time to time, as well as to the factors affecting the Company’s status as a “regulated investment company” under the Internal Revenue Code of 1986, as amended, the Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of the cash and securities in the accounts of the Company for the Meridian Equity Income Fund, the Meridian Growth Fund and the Meridian Contrarian Fund series. For all purposes hereunder, unless the context shall otherwise require, the references to “Portfolio” or “Portfolios” in the Agreement shall refer, individually and collectively, to the Meridian Equity Income Fund, the Meridian Growth Fund and the Meridian Contrarian Fund, the assets of which are presently held by the Bank of New York Mellon (the “Custodian”), the proceeds thereof, and any additions thereto, in the Investment Manager’s discretion. In its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to investment policy, which determinations shall in writing be communicated to the Investment Manager. The Investment Manager shall, for all purposes herein, be deemed an independent contractor of the Company.

2.	POWERS OF THE INVESTMENT MANAGER

(a) The Investment Manager is empowered, through any of its officers or employees

(i) to invest and reinvest in equity securities, debt securities and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in money market instruments, and in loans and deposits at interest on call or on time, whether or not secured by collateral;

(ii) to buy, sell, and exercise warrants and other rights to subscribe for or sell stock or other securities; and

(iii) to take such other action, or direct the Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.

(b) The Investment Manager is not empowered to have custody or possession of, or have authority to obtain custody or possession of securities or funds of the Company.

(c) The Investment Manager will report to the Board at each regular meeting thereof all material changes in the Portfolios since the prior report, and will also keep the Board informed of important developments affecting the Company, the Portfolios and the Investment Manager, and on its own initiative will furnish the Board from time to time with such information as the Investment Manager may believe appropriate, whether concerning the individual companies whose securities are held by the Portfolios, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolios maintain investments. The Investment Manager will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolios as the Investment Manager may believe appropriate or as the Board reasonably may request.

3.	EXECUTION OF PORTFOLIO TRANSACTIONS

(a) In connection with the performance of its services hereunder, the Investment Manager is responsible for opening accounts with brokers, dealers and futures commission merchants (“broker-dealers”), selecting brokers, dealers and futures commission merchants to effect all transactions for the Portfolios, placing all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiating commissions, if applicable. To the extent consistent with applicable law and the investment objectives of the Portfolios, the Investment Manager may purchase or sell orders for the Portfolios with contemporaneous purchase or sell orders of other clients of the Investment Manager and its affiliates. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Portfolios and to other clients. The Investment Manager will seek to obtain best execution of transactions for the Portfolios at prices which are advantageous to the Portfolios and at commission rates that are reasonable in relation to the benefits received. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, the Investment Manager may pay a broker-dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting such transaction if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker-dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Investment Manager has with respect to the Portfolio, as well as to other accounts over which the Investment Manager exercises investment discretion. Not all such services or products need be used by the Investment Manager in managing the Portfolios.

(b) The Company understands and agrees:

(i) that the Investment Manager performs investment management services for various clients and the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager’s policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;

(ii) that the Investment Manager shall have no obligation to purchase or sell for the Portfolio any security or other assets which the Investment Manager or its officers or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio; and

(iii) that on occasions when the Investment Manager deems the purchase or sale of a security or other asset to be in the best interests of the Company as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased when the Investment Manager believes that to do so will be in the best interests of the Company. Allocation, in such event, of the securities or other assets so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients.

4.	ALLOCATION OF EXPENSES OF THE COMPANY

(a) The Company is responsible for payment of ordinary operating expenses, including but not limited to: (i) brokerage and commission expenses; (ii) Federal, state or local taxes, incurred by, or levied on, the Company; (iii) interest charges on borrowings, (iv) charges and expenses of the Company’s custodian, stock transfer and dividend disbursing agents; (v) cost of the designing, printing and mailing of reports, proxy statements and notices to stockholders; (vi) cost of the printing and distributing of the prospectuses of the Company and supplements thereto to the Company’s stockholders; (vii) expenses of the issuance and redemption of the shares of the Company (including stock certificates, securities registration and qualification fees and expenses); (viii) legal, auditing and regulatory compliance expenses; (ix) compensation, fees and expenses paid to Company directors unaffiliated with the Investment Manager; (x) association dues; (xi) cost of stationery and forms prepared exclusively for the Company; and (xii) payment of all investment management or advisory fees, including fees and expenses payable under Section 5 hereof and Appendix A hereto.

(b) The Investment Manager shall pay for all costs of organizing the Company.

(c) The Investment Manager shall provide persons to perform executive, administrative, clerical and bookkeeping functions of the Company, as specified by the Board of Directors of the Company.

(d) The Company is responsible for payment of any extraordinary expenses incurred. A good faith determination of what constitutes an extraordinary expense shall be made by the Board of Directors of the Company, which good faith determination shall include the affirmative vote of all non-interested directors of the Company.

5.	COMPENSATION OF THE INVESTMENT MANAGER

(a) In consideration of the services performed by the Investment Manager hereunder, the Company will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached schedule of fees (Appendix A) for each Portfolio. In the event of termination any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Company.

(b) The net asset value of the Company used in fee calculations shall be determined in the manner set forth in the Articles of Incorporation, By-laws and Prospectus of the Company after the close of the New York Stock Exchange on each business day on which the New York Stock Exchange is open.

(c) The Company hereby authorizes the Investment Manager to charge the Portfolio for the full amount of fees as they become due and payable pursuant to the attached schedule of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.

6.	SERVICE TO OTHER CLIENTS

Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from engaging in such business or in other related or unrelated businesses.

7.	INDEMNIFICATION

The Investment Manager shall have no liability to the Company, or its stockholders, for any error of judgment, mistake of law, or for any loss arising out of its obligations to the Company not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

8.	DURATION OF AGREEMENT

This Agreement shall become effective with respect to each of the respective Portfolios on such date as it is approved in accordance with the requirements of the 1940 Act, and shall initially continue for one year, and thereafter continue from year to year, provided that the continuation of the Agreement is specifically approved at least annually:

(a) (i) by the Company’s Board of Directors or (ii) by the vote of “a majority of the outstanding voting securities” of the Portfolios (as defined in Section 2(a)(42) of the 1940 Act), and

(b) by the affirmative vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Directors of the Company), by votes cast in person at a meeting specifically called for such purpose.

This Agreement, at such time as it is approved in accordance with the requirements of the 1940 Act, shall supersede any and all prior investment management agreements entered into by the Company, including any interim advisory agreements under Rule 15a-4.

9.	TERMINATION

This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company on sixty (60) day’s written notice to the Investment Manager, or by the Investment Manager on like notice to the Company. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Agreement may also be terminated immediately by the Company or the Investment Manager in the event that the other party (i) breaches a material term of this Agreement or (ii) commits a material violation of any governing law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

ARROWPOINT ASSET MANAGEMENT, LLC		MERIDIAN FUND, INC.

BY:	/s/ David J. Corkins	BY:	/s/ Richard A. Grove
NAME:	David J. Corkins	NAME:	Richard A. Grove
TITLE:	Managing Member	TITLE:	Vice President

ATTEST:		ATTEST:

EXHIBITS TO

INVESTMENT MANAGEMENT AGREEMENT AND SERVICE AGREEMENT

SCHEDULE OF FEES

MERIDIAN EQUITY INCOME FUND

The fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.

On all sums from $0 through $10 million:	1.00% per Annum

On all sums over $10 million through $30 million:	0.90% per Annum

On all sums over $30 million through $50 million:	0.80% per Annum

On all sums in excess of $50 million:	0.70% per Annum

Dated: September 5, 2013

ARROWPOINT ASSET MANAGEMENT, LLC		MERIDIAN FUND, INC.

BY:	/s/ David J. Corkins	BY:	/s/ Richard A. Grove
NAME:	David J. Corkins	NAME:	Richard A. Grove
TITLE:	Managing Member	TITLE:	Vice President

ATTEST:		ATTEST:

SCHEDULE OF FEES

MERIDIAN GROWTH FUND

The fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.

On all sums from $0 through $50 million:	1.00% per Annum

On all sums in excess of $50 million:	0.75% per Annum

Dated: September 5, 2013

ARROWPOINT ASSET MANAGEMENT, LLC		MERIDIAN FUND, INC.

BY:	/s/ David J. Corkins	BY:	/s/ Richard A. Grove
NAME:	David J. Corkins	NAME:	Richard A. Grove
TITLE:	Managing Member	TITLE:	Vice President

ATTEST:		ATTEST:

SCHEDULE OF FEES

MERIDIAN CONTRARIAN FUND

With respect to the Meridian Contrarian Fund series, the fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.

On all sums:	1.00% per Annum

Dated: September 5, 2013

ARROWPOINT ASSET MANAGEMENT, LLC		MERIDIAN FUND, INC.

BY:	/s/ David J. Corkins	BY:	/s/ Richard A. Grove
NAME:	David J. Corkins	NAME:	Richard A. Grove
TITLE:	Managing Member	TITLE:	Vice President

ATTEST:		ATTEST: